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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-___________) and related prospectus of Highwoods Realty Limited Partnership for the registration of up to $380,000,000 of debt securities and Highwoods Properties, Inc. for the registration of related guarantees. We also consent to the incorporation by reference therein of our reports (a) dated February 19, 2002, with respect to the financial statements and schedule of Highwoods Realty Limited Partnership included in its Annual Report on Form 10-K for the year ended December 31, 2001 and (b) dated February 19, 2002, with respect to the financial statements and schedule of Highwoods Properties, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2001, all filed with the Securities and Exchange Commission.





                                    /s/ Ernst & Young LLP


Raleigh, North Carolina
September 11, 2002



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